UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2004

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

New York	0-50063	16-0957153

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue, Buffalo, New York		14207

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number; including area code		716-873-1640

Not Applicable

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

On July 22, 2004, MOD-PAC CORP. issued a press release announcing the 36.5% increase in earnings for second quarter 2004. The press release is annexed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Form 8-K and the Exhibit annexed hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOD-PAC CORP

Date: July 23, 2004	By: /s/ C. Anthony Rider

Name: C. Anthony Rider
Title: Chief Financial Officer
Exhibit Number	Description
99.1	Press Release of Mod-Pac Corp dated July 22, 2004.